CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee
Jump Securities with Auto-Callable Feature due 2025	$562,000	$52.10

December 2021

Pricing Supplement No. 3,311

Registration Statement Nos. 333-250103; 333-250103-01

Dated December 15, 2021

Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. Equities

Jump Securities with Auto-Callable Feature due December 18, 2025, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of ChargePoint Holdings, Inc., the Class A Common Stock of DoorDash, Inc., the Common Stock of Plug Power Inc. and the Class A Common Stock of Peloton Interactive, Inc.

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The securities are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The securities will pay no interest, do not guarantee the repayment of any principal at maturity and have the terms described in the accompanying product supplement and prospectus, as supplemented or modified by this document. Beginning after one year, the securities will be automatically redeemed if the closing price of each of the common stock of ChargePoint Holdings, Inc., the class A common stock of DoorDash, Inc., the common stock of Plug Power Inc. and the class A common stock of Peloton Interactive, Inc., which we refer to collectively as the underlying stocks (each multiplied by its respective then-current adjustment factor) on any of the semi-annual determination dates is greater than or equal to 85% of its respective initial share price, which we refer to as its respective call threshold level, for an early redemption payment that will increase over the term of the securities and that will correspond to a per annum return of approximately 54.50%. No further payments will be made on the securities once they have been redeemed. At maturity, if the securities have not previously been redeemed and the final share price of each underlying stock is greater than or equal to its respective call threshold level, investors will receive a payment at maturity per $1,000 security that reflects a per annum return of approximately 54.50%. If the securities are not automatically redeemed prior to maturity and the final share price of any underlying stock is less than its respective initial share price but the final share price of each underlying stock is greater than or equal to 50% of its respective initial share price, which we refer to as the respective downside threshold level, investors will receive the stated principal amount of their investment. However, if the securities are not automatically redeemed prior to maturity and the final share price of any underlying stock is less than its respective downside threshold level, investors will be exposed to the decline of the worst performing underlying stock from its initial share price on a 1-to-1 basis and will receive a payment at maturity that is less than 50% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment. Because all payments on the securities are based on the worst performing of the underlying stocks, a decline beyond the respective downside threshold level of any underlying stock will result in a significant loss of your investment, even if the other underlying stocks have appreciated or have not declined as much. The securities are for investors who are willing to risk their principal based on the worst performing of four underlying stocks and forego current income and participation in the appreciation of the underlying stocks in exchange for the possibility of receiving an early redemption payment or payment at maturity greater than the stated principal amount if each of the underlying stocks close at or above its respective initial share price on a semi-annual determination date and the limited protection against loss that applies only if the final share price of each underlying stock is greater than or equal to the respective downside threshold level. Investors will not participate in any appreciation of any underlying stock. The securities are issued as part of MSFL’s Series A Global Medium-Term Notes program.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

FINAL TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Underlying stocks:

ChargePoint Holdings, Inc. common stock (the “CHPT Stock”), DoorDash, Inc. common stock (the “DASH Stock”), Plug Power Inc. common stock (the “PLUG Stock”) and Peloton Interactive, Inc. common stock (the “PTON Stock”)

Aggregate principal amount:	$562,000
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security
Pricing date:	December 15, 2021
Original issue date:	December 20, 2021 (3 business days after the pricing date)
Maturity date:	December 18, 2025
Early redemption:

The securities are not subject to automatic early redemption until approximately one year after the original issue date. Following this 1-year initial non-call period, if, on any of the semi-annual determination dates, beginning on December 19, 2022, the determination closing price of each underlying stock is greater than or equal to its respective call threshold level, the securities will be automatically redeemed for the relevant early redemption payment on the related early redemption date. No further payments will be made on the securities once they have been redeemed.

The securities will not be redeemed on any early redemption date if the determination closing price of any underlying stock is below its respective call threshold level on the related determination date.

Early redemption payment:

The early redemption payment will be an amount in cash per stated principal amount (corresponding to a return of approximately 54.50% per annum) for each semi-annual determination date. See “Determination Dates, Early Redemption Dates and Early Redemption Payments (Beginning After One Year)” below.

Determination dates:

Beginning after one year, semi-annually, beginning on December 19, 2022, as set forth under “Determination Dates, Early Redemption Dates and Early Redemption Payments (Beginning After One Year)” below.

The determination dates are subject to postponement for non-trading days and certain market disruption events.

Early redemption dates:

See “Determination Dates, Early Redemption Dates and Early Redemption Payments (Beginning After One Year)” below. If any such day is not a business day, the early redemption payment, if payable, will be paid on the next business day, and no adjustments will be made to the early redemption payment.

Downside threshold level:

With respect to the CHPT Shares, $9.945, which is 50% of its initial share price

With respect to the DASH Shares, $78.12, which is 50% of its initial share price

With respect to the PLUG Shares, $15.68, which is 50% of its initial share price

With respect to the PTON Shares, $19.25, which is 50% of its initial share price

Call threshold level:

With respect to the CHPT Shares, $17.901, which is 90% of its initial share price

With respect to the DASH Shares, $140.616, which is 90% of its initial share price

With respect to the PLUG Shares, $28.224, which is 90% of its initial share price

With respect to the PTON Shares, $34.65, which is 90% of its initial share price

Determination closing price:	With respect to each underlying stock, on any trading day, the closing price of such underlying stock on such trading day times the adjustment factor for such underlying stock on such trading day
Payment at maturity:

If the securities have not previously been redeemed, you will receive at maturity a cash payment per security as follows:

●If the final share price of each underlying stock is greater than or equal to its respective call threshold level:

$3,180

●If the final share price of any underlying stock is less than its respective call threshold level but the final share price of each underlying stock is greater than or equal to its respective downside threshold level:

$1,000

●If the final share price of any underlying stock is less than its respective downside threshold level:

$(1,000 x share performance factor of the worst performing underlying stock)

Under these circumstances, you will lose more than 50%, and possibly all, of your investment.

Terms continued on the following page
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	$880.30 per security. See “Investment Summary” beginning on page 3.
Commissions and issue price:	Price to public(1)	Agent’s commissions and fees(2)	Proceeds to us(3)
Per security	$1,000	$2.50	$997.50
Total	$562,000	$1,405	$560,595

(1)The securities will be sold only to investors purchasing the securities in fee-based advisory accounts.

(2)MS & Co. expects to sell all of the securities that it purchases from us to an unaffiliated dealer at a price of $997.50 per security, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per security. MS & Co. will not receive a sales commission with respect to the securities. See "Supplemental information regarding plan of distribution; conflicts of interest." For additional information, see "Plan of Distribution (Conflicts of Interest)" in the accompanying product supplement.

(3)See “Use of proceeds and hedging” on page 28.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 10.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Terms of the Securities” and “Additional Information About the Securities” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for Auto-Callable Securities dated November 16, 2020   Prospectus dated November 16, 2020

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due December 18, 2025, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of ChargePoint Holdings, Inc., the Common Stock of The DoorDash, Inc., the Common Stock of Plug Power Inc. and the Class A Common Stock of Peloton Interactive, Inc.

Principal at Risk Securities

Terms continued from previous page:

Initial share price:

With respect to the CHPT Stock, $19.89, which is its closing price on the pricing date

With respect to the DASH Stock, $156.24, which is its closing price on the pricing date

With respect to the PLUG Stock, $31.36, which is its closing price on the pricing date

With respect to the PTON Shares, $38.50, which is its closing price on the pricing date

Final share price:	With respect to each underlying stock, the respective determination closing price of such underlying stock on the final determination date
Adjustment factor:	With respect to each underlying stock, 1.0, subject to adjustment in the event of certain corporate events affecting such underlying stock
Share performance factor:	With respect to each underlying stock, the final share price divided by the initial share price
Worst performing underlying stock:	The underlying stock with the largest percentage decrease from the respective initial share price to the respective final share price
CUSIP:	61773HPV5
ISIN:	US61773HPV59
Listing:	The securities will not be listed on any securities exchange.

Determination Dates, Early Redemption Dates and Early Redemption Payments (Beginning After One Year)

Determination Dates	Early Redemption Dates	Early Redemption Payments (per $1,000 Security)
1st determination date: December 19, 2022	1st early redemption date: December 22, 2022	$1,545.00
2nd determination date: June 15, 2023	2nd early redemption date: June 21, 2023	$1,817.50
3rd determination date: December 15, 2023	3rd early redemption date: December 20, 2023	$2,090.00
4th determination date: June 17, 2024	4th early redemption date: June 21, 2024	$2,362.50
5th determination date: December 16, 2024	5th early redemption date: December 19, 2024	$2,635.00
6th determination date: June 16, 2025	6th early redemption date: June 20, 2025	$2,907.50
Final determination date: December 15, 2025	See “Maturity date” above.	See “Payment at maturity” above.

December 2021 Page 2

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due December 18, 2025, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of ChargePoint Holdings, Inc., the Common Stock of The DoorDash, Inc., the Common Stock of Plug Power Inc. and the Class A Common Stock of Peloton Interactive, Inc.

Principal at Risk Securities

Investment Summary

Auto-Callable Securities

Principal at Risk Securities

The Jump Securities with Auto-Callable Feature due December 18, 2025, with 1-Year Initial Non-Call Period All Payments on the Securities Based on the Worst Performing of the Common Stock of ChargePoint Holdings, Inc., the Class A Common Stock of DoorDash, Inc., the Common Stock of Plug Power Inc. and the Class A Common Stock of Peloton Interactive, Inc. (the “securities”) do not provide for the regular payment of interest and do not guarantee any repayment of the stated principal amount at maturity. Instead, the securities will be automatically redeemed if the closing price of each underlying stock (multiplied by its respective then-current adjustment factor) on any of the determination dates is greater than or equal to its respective call threshold level, for an early redemption payment that will increase over the term of the securities and that will correspond to a per annum return of approximately 54.50%, as described below. At maturity, if the securities have not previously been redeemed and the final share price of each underlying index is greater than or equal to its respective call threshold level, investors will receive a payment at maturity per $1,000 security that reflects a per annum return of approximately 54.50%. If the securities have not previously been redeemed and the final share price of any underlying stock is less than its respective call threshold level but the final share price of each underlying stock is greater than or equal to its respective downside threshold level, which is 50% of the respective initial share price, investors will receive the stated principal of $1,000. However, if the securities are not automatically redeemed prior to maturity and the final share price of any underlying stock is less than its respective downside threshold level, investors will be exposed to the decline of the worst performing underlying stock from its initial share price on a 1-to-1 basis and will receive a payment at maturity that is less than 50% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment.

Maturity:	Approximately 4 years
Automatic early redemption semi-annually (beginning after one year):

The securities are not subject to automatic early redemption until approximately one year after the original issue date. Following this 1-year initial non-call period, if, on any of the semi-annual determination dates, beginning December 19, 2022, the closing price of each underlying stock (multiplied by its respective then-current adjustment factor) is greater than or equal its respective call threshold level, the securities will be automatically redeemed for the relevant early redemption payment on the relevant early redemption date.

Early redemption payment:	The early redemption payment will be an amount in cash per stated principal amount (corresponding to a return of approximately 54.50% per annum) for each semi-annual determination date, as follows:

●1st determination date:	$1,545.00
●2nd determination date:	$1,817.50
●3rd determination date:	$2,090.00
●4th determination date:	$2,362.50
●5th determination date:	$2,635.00
●6th determination date:	$2,907.50

No further payments will be made on the securities once they have been redeemed.
Payment at maturity:

If the securities have not previously been redeemed, you will receive at maturity a cash payment per security as follows:

●If the final share price of each underlying stock is greater than or equal to its respective call threshold level:

$3,180

●If the final share price of any underlying stock is less than its respective call threshold level but the final share price of each underlying stock is greater than or equal to its respective downside threshold level:

$1,000

●If the final share price of any underlying stock is less than its respective downside

December 2021 Page 3

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due December 18, 2025, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of ChargePoint Holdings, Inc., the Common Stock of The DoorDash, Inc., the Common Stock of Plug Power Inc. and the Class A Common Stock of Peloton Interactive, Inc.

Principal at Risk Securities

threshold level:

$(1,000 x share performance factor of the worst performing underlying stock)

If the securities are not redeemed prior to maturity and the final share price of any underlying stock is less than its respective downside threshold level, investors will be fully exposed to the negative performance of the worst performing underlying stock and will receive a payment at maturity that is less than 50% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment.

December 2021 Page 4

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due December 18, 2025, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of ChargePoint Holdings, Inc., the Common Stock of The DoorDash, Inc., the Common Stock of Plug Power Inc. and the Class A Common Stock of Peloton Interactive, Inc.

Principal at Risk Securities

The original issue price of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date is less than $1,000. We estimate that the value of each security on the pricing date is $880.30.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlying stocks. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying stocks, instruments based on the underlying stocks, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the early redemption payment amounts, the call threshold levels and the downside threshold levels, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlying stocks, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying stocks, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time.

December 2021 Page 5

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due December 18, 2025, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of ChargePoint Holdings, Inc., the Common Stock of The DoorDash, Inc., the Common Stock of Plug Power Inc. and the Class A Common Stock of Peloton Interactive, Inc.

Principal at Risk Securities

Key Investment Rationale

The securities do not provide for the regular payment of interest. Instead, beginning after one year, the securities will be automatically redeemed for an early redemption amount corresponding to a return of approximately 54.50% per annum if the closing price of each of the underlying stocks (multiplied by its respective then-current adjustment factor) on any of the semi-annual determination dates is greater than or equal to its respective call threshold level.

The following scenarios are for illustrative purposes only to demonstrate how an automatic early redemption payment or the payment at maturity (if the securities have not previously been redeemed) are calculated, and do not attempt to demonstrate every situation that may occur. Accordingly, the securities may or may not be redeemed prior to maturity and the payment at maturity may be significantly less than the stated principal amount of the securities and may be zero.

Scenario 1: The securities are redeemed prior to maturity

Beginning after one year, when the closing price of each underlying stock (multiplied by its respective then-current adjustment factor) is greater than or equal to its respective call threshold level on any of the semi-annual determination dates (beginning after one year), the securities will be automatically redeemed for the relevant early redemption payment on the relevant early redemption date, corresponding to a return of approximately 54.50% per annum. Investors do not participate in any appreciation of the underlying stocks.

Scenario 2: The securities are not redeemed prior to maturity, and investors receive a positive return at maturity

This scenario assumes that the closing price of at least one underlying stock (multiplied by its respective then-current adjustment factor) is below its respective call threshold level on each of the semi-annual determination dates (beginning after one year). Consequently, the securities are not redeemed prior to maturity. On the final determination date, the final share price of each underlying stock is at or above its respective call threshold level. At maturity, investors will receive a cash payment equal to $3,180 per stated principal amount, corresponding to a return of approximately 54.50% per annum. Investors do not participate in any appreciation of the underlying stocks.

Scenario 3: The securities are not redeemed prior to maturity, and investors receive the stated principal amount at maturity

This scenario assumes that the closing price of at least one underlying stock (multiplied by its respective then-current adjustment factor) is below its respective call threshold level on each of the semi-annual determination dates (beginning after one year). Consequently, the securities are not redeemed prior to maturity. On the final determination date, any underlying stock closes below its respective initial share price but the final share price of each underlying stock is greater than or equal to its respective downside threshold level, which is 50% of its respective initial share price. At maturity, investors will receive a cash payment equal to the stated principal amount of $1,000.

Scenario 4: The securities are not redeemed prior to maturity, and investors suffer a substantial loss of principal at maturity

This scenario assumes that the closing price of the worst performing underlying stock (multiplied by its respective then-current adjustment factor) is below its respective call threshold level on each of the semi-annual determination dates (beginning after one year). Consequently, the securities are not redeemed prior to maturity. On the final determination date, the final share price of any underlying stock is below its respective downside threshold level. At maturity, investors will receive an amount equal to the stated principal amount multiplied by the share performance factor of the worst performing underlying stock. Under these circumstances, the payment at maturity will be significantly less than the stated principal amount and could be zero.

December 2021 Page 6

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due December 18, 2025, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of ChargePoint Holdings, Inc., the Common Stock of The DoorDash, Inc., the Common Stock of Plug Power Inc. and the Class A Common Stock of Peloton Interactive, Inc.

Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples are for illustrative purposes only. Whether the securities are redeemed prior to maturity will be determined by reference to the closing price of each underlying stock on each of the semi-annual determination dates (beginning after one year), and the payment at maturity (if the securities are not redeemed prior to maturity) will be determined by reference to the final share price of each underlying stock on the final determination date. The actual initial share prices, call threshold levels and downside threshold levels are set forth on the cover of this document. Some numbers appearing in the examples below may have been rounded for ease of analysis. All payments on the securities are subject to our credit risk. The below examples assume that there are no adjustments to the adjustment factors and are based on the following terms:

Hypothetical Initial Share Price:	With respect to the CHPT Stock: $30.00 With respect to the DASH Stock: $175.00 With respect to the PLUG Stock: $40.00 With respect to the PTON Stock: $40.00
Hypothetical Call Threshold Level:

With respect to the CHPT Stock: $27.00, which is 90% of its hypothetical initial share price

With respect to the DASH Stock: $157.50, which is 90% of its hypothetical initial share price

With respect to the PLUG Stock: $36.00, which is 90% of its hypothetical initial share price

With respect to the PTON Stock: $36.00, which is 90% of its hypothetical initial share price

Hypothetical Downside Threshold Level:

With respect to the CHPT Stock: $15.00, which is 50% of its hypothetical initial share price

With respect to the DASH Stock: $87.50, which is 50% of its hypothetical initial share price

With respect to the PLUG Stock: $20.00, which is 50% of its hypothetical initial share price

With respect to the PTON Stock: $20.00, which is 50% of its hypothetical initial share price

Early Redemption Payment:

The early redemption payment will be an amount in cash per stated principal amount corresponding to a return of approximately 54.50% per annum for each semi-annual determination date (beginning after one year), as follows:

●1st determination date:	$1,545.00
●2nd determination date:	$1,817.50
●3rd determination date:	$2,090.00
●4th determination date:	$2,362.50
●5th determination date:	$2,635.00
●6th determination date:	$2,907.50

No further payments will be made on the securities once they have been redeemed.
Payment at Maturity:

If the securities have not previously been redeemed, you will receive at maturity a cash payment per security as follows:

●If the final share price of each underlying stock is greater than or equal to its respective call threshold level:

$3,180

●If the final share price of any underlying stock is less than its respective call threshold level but the final share price of each underlying stock is greater than or equal to its respective downside threshold level:

$1,000

●If the final share price of any underlying stock is less than its respective downside threshold level:

$(1,000 x share performance factor of the worst performing underlying stock)

Under these circumstances, you will lose a significant portion or all of your investment.

Stated Principal Amount:	$1,000

December 2021 Page 7

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due December 18, 2025, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of ChargePoint Holdings, Inc., the Common Stock of The DoorDash, Inc., the Common Stock of Plug Power Inc. and the Class A Common Stock of Peloton Interactive, Inc.

Principal at Risk Securities

Automatic Call:

Example 1 — the securities are redeemed following the second determination date

	Determination Closing Price				Payment (per Security)
	CHPT Stock	DASH Stock	PLUG Stock	PTON Stock
1st Determination Date	$20.00 (below the call threshold level)	$170.00 (at or above the call threshold level)	$50.00 (at or above the call threshold level)	$45.00 (at or above the call threshold level)	--
2nd Determination Date	$32.00 (at or above the call threshold level)	$180.00 (at or above the call threshold level)	$60.00 (at or above the call threshold level)	$55.00 (at or above the call threshold level)	$1,817.50

In this example, on the first determination date, the closing prices of three of the underlying stocks are at or above their respective call threshold levels, but the closing price of the other underlying stock is below its respective call threshold level. Therefore, the securities are not redeemed. On the second determination date, the closing prices of all four underlying stocks are at or above their respective call threshold levels. Therefore, the securities are automatically redeemed on the second early redemption date. Investors will receive $1,817.50 per security on the related early redemption date, corresponding to an annual return of approximately 54.50%. No further payments will be made on the securities once they have been redeemed, and investors do not participate in the appreciation of the underlying stocks.

Payment at Maturity

In the following examples, the closing price of each underlying stock on each of the semi-annual determination dates (beginning after one year) is less than its respective initial share price, and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.

	Final Share Price				Payment at Maturity (per Security)
	CHPT Stock	DASH Stock	PLUG Stock	PTON Stock
Example 1:	$35.00 (at or above its call threshold level)	$250.00 (at or above its call threshold level)	$55.00 (at or above its call threshold level)	$55.00 (at or above its call threshold level)	$3,180.00
Example 2:	$33.00 (at or above its call threshold level)	$183.75 (at or above its call threshold level)	$32.00 (below its call threshold level but at or above its downside threshold level)	$44.00 (at or above its call threshold level)	$1,000.00
Example 3:	$12.00 (below its downside threshold level)	$52.50 (below its downside threshold level)	$42.00 (at or above its downside threshold level)	$42.00 (at or above its downside threshold level)	$1,000 × ($52.50 / $175.00) = $300.00
Example 4:	$9.00 (below its	$70.00 (below its downside	$16.00 (below its downside	$16.00 (below its	$1,000 × ($9.00 / $30.00) = $300.00
	downside threshold level)	threshold level)	threshold level)	downside threshold level)

December 2021 Page 8

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due December 18, 2025, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of ChargePoint Holdings, Inc., the Common Stock of The DoorDash, Inc., the Common Stock of Plug Power Inc. and the Class A Common Stock of Peloton Interactive, Inc.

Principal at Risk Securities

Example 5:	$9.00 (below its downside threshold level)	$70.00 (below its downside threshold level)	$8.00 (below its downside threshold level)	$16.00 (below its downside threshold level)	$1,000 × ($8.00 / $40.00) = $200.00

In example 1, the final share price of each underlying stock is at or above its respective call threshold level. Therefore, investors receive $3,180 per security at maturity, corresponding to an annual return of approximately 54.50%. Investors do not participate in any appreciation of any underlying stock.

In example 2, the final share price of three underlying stocks are at or above their respective call threshold levels, but the final share price of the other underlying stock is below its respective call threshold level but at or above its respective downside threshold level. The CHPT Stock has increased 10% from its initial share price to its final share price, the DASH Stock has increased 5% from its initial share price to its final share price, the PLUG Stock has declined 20% from its initial share price to its final share price and the PTON Stock has increased 10% from its initial share price to its final share price. Therefore, investors receive a payment at maturity equal to $1,000 per security. Investors do not participate in any appreciation of any underlying stock.

In example 3, the final share prices of two of the underlying stocks are at or above their respective call threshold levels, but the final share price of the other two underlying stocks are below their respective downside threshold levels. The CHPT Stock has declined 60% from its initial share price to its final share price, the DASH Stock has declined 70% from its initial share price to its final share price, the PLUG Stock has increased 5% from its initial share price to its final share price and the PTON Stock has increased 5% from its initial share price to its final share price. Therefore, investors will receive at maturity an amount equal to the stated principal amount multiplied by the share performance factor of the DASH Stock, which is the worst performing underlying stock in this example. Investors lose a significant portion of their investment even through two of the underlying stocks have appreciated, because the final share price of the other two underlying stocks are less than their respective downside threshold levels.

In examples 4 and 5, the final share prices of all of the underlying stocks are below their respective downside threshold levels, and investors receive at maturity an amount equal to the stated principal amount times the share performance factor of the worst performing underlying stock. In example 4, the CHPT Stock has declined 70% from its initial share price to its final share price, the DASH Stock has declined 60% from its initial share price to its final share price, the PLUG Stock has declined 60% from its initial share price to its final share price and the PTON Stock has declined 60% from its initial share price to its final share price. Therefore, the payment at maturity equals the stated principal amount times the share performance factor of the CHPT Stock, which represents the worst performing underlying stock in this example. In example 5, the CHPT Stock has declined 70% from its initial share price to its final share price, the DASH Stock has declined 60% from its initial share price to its final share price, the PLUG Stock has declined 80% from its initial share price to its final share price and the PTON Stock has declined 60% from its initial share price to its final share price. Therefore, the payment at maturity equals the stated principal amount times the share performance factor of the PLUG Stock, which represents the worst performing underlying stock in this example.

If the securities are not redeemed prior to maturity and the final share price of any underlying stock is less than its respective downside threshold level, you will lose a significant portion or all of your investment in the securities.

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Principal at Risk Securities

Risk Factors

This section describes the material risks relating to the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement and prospectus. We also urge you to consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to an Investment in the Securities

￭The securities do not pay interest or guarantee the return of any principal. The terms of the securities differ from those of ordinary debt securities in that they do not pay any interest and do not guarantee the return of any of the stated principal amount at maturity. If the securities have not been automatically redeemed prior to maturity and the final share price of any underlying stock is less than its respective downside threshold level of 50% of its initial share price, you will be exposed to the decline in the worst performing underlying stock, as compared to its respective initial share price, on a 1-to-1 basis, and you will receive for each security that you hold at maturity an amount equal to the stated principal amount times the share performance factor of the worst performing underlying index. In this case, the payment at maturity will be less than 50% of the stated principal amount and could be zero.

￭The appreciation potential of the securities is limited by the fixed early redemption payments or payment at maturity specified for each determination date. The appreciation potential of the securities is limited to the fixed early redemption payments specified for each determination date if each of the underlying stocks closes at or above its respective call threshold level on any of the semi-annual determination dates (beginning after one year), or to the upside payment at maturity if the securities have not been redeemed and the final share of each underlying stock is at or above its respective call threshold level. In all cases, you will not participate in any appreciation of the underlying stocks, which could be significant.

￭The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market. We expect that generally the level of interest rates available in the market and the prices of the underlying stocks on any day, including in relation to the respective initial index values, call threshold levels and downside threshold levels, will affect the value of the securities more than any other factors. Other factors that may influence the value of the securities include:

othe trading price and volatility (frequency and magnitude of changes in value) of the underlying stocks,

odividend rates on the underlying stocks,

otime remaining until the securities mature,

ointerest and yield rates in the market,

othe availability of comparable instruments,

othe occurrence of certain events affecting the underlying stock that may or may not require adjustments to the adjustment factors, and oany actual or anticipated changes in our credit ratings or credit spreads.

Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. Generally, the longer the time remaining to maturity, the more the market price of the securities will be affected by the other factors described above. For example, you may have to sell your securities at a substantial discount from the stated principal amount of $1,000 per security if the price of any underlying stock at the time of sale is near or below its downside threshold level or if market interest rates rise.

The prices of the underlying stocks may be, and have recently been, volatile, and we can give you no assurance that the volatility will lessen. The common stock of ChargePoint Holdings, Inc. began trading on March 1, 2021 and therefore has limited historical performance. The class A common stock of Peloton Interactive, Inc. began trading on September

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Principal at Risk Securities

26, 2019 and therefore has limited historical performance. The class A common stock of DoorDash, Inc. began trading on December 9, 2020 and therefore has limited historical performance. There can be no assurance that you will not suffer a significant loss on your initial investment in the securities. See “ChargePoint Holdings, Inc. Overview”, “DoorDash, Inc. Overview”, “Plug Power Inc. Overview” and “Peloton Interactive, Inc. Overview” below.

￭The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities upon an early redemption or at maturity and therefore you are subject to our credit risk. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭Reinvestment risk. The term of your investment in the securities may be shortened due to the automatic early redemption feature of the securities. If the securities are redeemed prior to maturity, you will receive no further payments on the securities and may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns. However, under no circumstances will the securities be redeemed in the first year of the term of the securities.

￭The securities will not be listed on any securities exchange and secondary trading may be limited. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

￭Investing in the securities is not equivalent to investing in the common stock of ChargePoint Holdings, Inc., DoorDash, Inc., Plug Power Inc. or Peloton Interactive, Inc. Investors in the securities will not participate in any appreciation in the underlying stocks, and will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the underlying stocks. As a result, any return on the securities will not reflect the return you would realize if you owned shares of the underlying stocks and received the dividends paid or distributions made on them.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market

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Principal at Risk Securities

conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying stocks, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

￭Hedging and trading activity by our affiliates could potentially affect the value of the securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the securities (and to other instruments linked to the underlying stocks), including trading in the underlying stocks. Some of our affiliates also trade the underlying stocks and other financial instruments related to the underlying stocks on a regular basis as part of their general broker-dealer and other businesses. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final determination date approaches. Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial share price of an underlying stock, and, therefore, could increase the (i) the value at or above which such underlying stock must close on the determination dates so that the securities are redeemed prior to maturity for the early redemption payment (depending also on the performance of the other underlying stocks), and (ii) downside threshold level for such underlying stock, which is the price at or above which the underlying stock must close on the final determination date (if the securities are not called) so that investors do not suffer a significant loss on their initial investment in the securities (depending also on the performance of the other underlying stocks). Additionally, such hedging or trading activities during the term of the securities could potentially affect the closing price of any underlying stock on the determination dates, and, accordingly, whether we redeem the securities prior to maturity and the amount of cash you will receive at maturity, if any (depending also on the performance of the other underlying stocks).

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the initial share prices, the call threshold levels, the downside threshold levels, the final share prices, whether the securities will be redeemed following any determination date, whether a market disruption event has occurred, whether to make any adjustments to the adjustment factors and the payment that you will receive upon an early redemption or at maturity, if any. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and certain adjustments to the adjustment factors. These potentially subjective determinations may adversely affect the

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Principal at Risk Securities

payout to you at maturity, if any. For further information regarding these types of determinations, see "Description of Auto-Callable Securities—Postponement of Determination Dates," "—Alternate Exchange Calculation in Case of an Event of Default,” and "—Calculation Agent and Calculations" in the accompanying product supplement. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

￭The U.S. federal income tax consequences of an investment in the securities are uncertain. Please read the discussion under “Additional Information – Tax considerations” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for auto-callable securities (together, the “Tax Disclosure Sections”) concerning the U.S. federal income tax consequences of an investment in the securities. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative treatment for the securities, the timing and character of income on the securities might differ significantly from the tax treatment described in the Tax Disclosure Sections. For example, under one possible treatment, the IRS could seek to recharacterize the securities as debt instruments. In that event, U.S. Holders would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of issuance and recognize all income and gain in respect of the securities as ordinary income. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features. We do not plan to request a ruling from the IRS regarding the tax treatment of the securities, and the IRS or a court may not agree with the tax treatment described in the Tax Disclosure Sections.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” rule, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the issues presented by this notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Relating to the Underlying Stocks

￭You are exposed to the price risk of each of the underlying stocks. Your return on the securities is not linked to a basket consisting of the underlying stocks. Rather, it will be contingent upon the independent performance of each underlying stock. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each of the underlying stocks. Poor performance by any underlying stock over the term of the securities will negatively affect your return and will not be offset or mitigated by any positive performance by the other underlying stocks. In addition, if any underlying stock has declined to below its respective downside threshold level as of the final determination date, you will be fully exposed to the decline in the worst performing underlying stock over the term of the securities on a 1-to-1 basis, even if the other underlying stocks have appreciated or have not declined as much. Under these circumstances, the value of any such payment at maturity will be less than 50% of the stated principal amount and could be zero. Accordingly, your investment is subject to the price risk of each of the underlying stocks.

￭No affiliation with ChargePoint Holdings, Inc., DoorDash, Inc., Plug Power Inc. or Peloton Interactive, Inc. ChargePoint Holdings, Inc., DoorDash, Inc., Plug Power Inc. and Peloton Interactive, Inc. are not affiliates of ours, are not involved with this offering in any way, and have no obligation to consider your interests in taking any corporate

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Principal at Risk Securities

actions that might affect the value of the securities. We have not made any due diligence inquiry with respect to ChargePoint Holdings, Inc., DoorDash, Inc., Plug Power Inc. or Peloton Interactive, Inc. in connection with this offering.

￭We may engage in business with or involving ChargePoint Holdings, Inc., DoorDash, Inc., Plug Power Inc. or Peloton Interactive, Inc. without regard to your interests. We or our affiliates may presently or from time to time engage in business with ChargePoint Holdings, Inc., DoorDash, Inc., Plug Power Inc. or Peloton Interactive, Inc. without regard to your interests and thus may acquire non-public information about ChargePoint Holdings, Inc., DoorDash, Inc., Plug Power Inc. or Peloton Interactive, Inc. Neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to ChargePoint Holdings, Inc., DoorDash, Inc., Plug Power Inc. or Peloton Interactive, Inc., which may or may not recommend that investors buy or hold the underlying stock(s).

￭The antidilution adjustments the calculation agent is required to make do not cover every corporate event that could affect the underlying stocks. MS & Co., as calculation agent, will adjust the adjustment factors for certain corporate events affecting the underlying stocks, such as stock splits, stock dividends and extraordinary dividends, and certain other corporate actions involving the issuers of the underlying stocks, such as mergers. However, the calculation agent will not make an adjustment for every corporate event that can affect the underlying stocks. For example, the calculation agent is not required to make any adjustments if the issuers of the underlying stocks or anyone else makes a partial tender or partial exchange offer for the underlying stocks, nor will adjustments be made following the final determination date. In addition, no adjustments will be made for regular cash dividends, which are expected to reduce the price of the underlying stocks by the amount of such dividends. If an event occurs that does not require the calculation agent to adjust an adjustment factor, such as a regular cash dividend, this may decrease the final share price of an underlying stock to be less than its respective downside threshold level (resulting in a loss of a significant portion or all of your investment in the securities), materially and adversely affecting your return.

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Principal at Risk Securities

ChargePoint Holdings, Inc. Overview

ChargePoint Holdings, Inc. designs, develops and markets networked electric vehicle charging system infrastructure and cloud-based services. The CHPT Stock is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the Securities and Exchange Commission by ChargePoint Holdings, Inc. pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-39004 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding ChargePoint Holdings, Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the CHPT Stock is accurate or complete.

Information as of market close on December 15, 2021:

Bloomberg Ticker Symbol:	CHPT
Exchange:	NYSE
Current Stock Price:	$19.89
52 Weeks Ago:	N/A
52 Week High (on 6/29/2021):	$35.69
52 Week Low (on 10/6/2021):	$17.92
Current Dividend Yield:	N/A

The following table sets forth the published high and low closing prices of, as well as dividends on, the underlying stock for each quarter from March 1, 2021 through December 15, 2021. The closing price of the underlying stock on December 15, 2021 was $19.89. The associated graph shows the closing prices of the underlying stock for each day from March 1, 2021 through December 15, 2021. The underlying stock began trading under the ticker symbol “CHPT” on March 1, 2021 following a merger with a special purpose acquisition company. Accordingly, the underlying stock has limited historical performance. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical closing prices of the CHPT Stock may have been adjusted for stock splits and other corporate events. The historical performance of the CHPT Stock should not be taken as an indication of its future performance, and no assurance can be given as to the price of the CHPT Stock on any determination date, including the final determination date.

Common Stock of ChargePoint Holdings, Inc. (CUSIP 15961R1059)	High ($)	Low ($)	Dividends ($)
2021
First Quarter (from March 1, 2021)	30.43	20.21	-
Second Quarter	35.69	20.20	-
Third Quarter	32.98	19.91	-
Fourth Quarter (through December 15, 2021)	27.69	17.92	-

We make no representation as to the amount of dividends, if any, that ChargePoint Holdings, Inc. may pay in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the common stock of ChargePoint Holdings, Inc.

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Principal at Risk Securities

Common Stock of ChargePoint Holdings, Inc. – Daily Closing Prices March 1, 2021* to December 15, 2021

*The CHPT Stock began trading on March 1, 2021 and therefore has limited historical performance.

This document relates only to the securities referenced hereby and does not relate to the CHPT Stock or other securities of ChargePoint Holdings, Inc. We have derived all disclosures contained in this document regarding ChargePoint Holdings, Inc. stock from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to ChargePoint Holdings, Inc. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding ChargePoint Holdings, Inc. is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the CHPT Stock (and therefore the price of the CHPT Stock at the time we priced the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning ChargePoint Holdings, Inc. could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the CHPT Stock.

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Principal at Risk Securities

DoorDash, Inc. Overview

DoorDash, Inc. operates a food delivery service that connects local brick-and-mortar businesses with consumers. The DASH Stock is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the Securities and Exchange Commission by DoorDash, Inc. pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-39759 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding DoorDash, Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the underlying stock is accurate or complete.

Information as of market close on December 15, 2021:

Bloomberg Ticker Symbol:	DASH
Exchange:	NYSE
Current Stock Price:	$156.24
52 Weeks Ago:	$158.89
52 Week High (on 11/12/2021):	$245.97
52 Week Low (on 5/12/2021):	$112.99
Current Dividend Yield:	N/A

The following table sets forth the published high and low closing prices of, as well as dividends on, the DASH Stock for each quarter from December 9, 2020 through December 15, 2021. The closing price of the DASH Stock on December 15, 2021 was $156.24. The associated graph shows the closing prices of the DASH Stock for each day from December 9, 2020 through December 15, 2021. The class A common stock of DoorDash, Inc. began trading on December 9, 2020 and therefore has limited historical performance. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical closing prices of the DASH Stock may have been adjusted for stock splits and other corporate events. The historical performance of the DASH Stock should not be taken as an indication of its future performance, and no assurance can be given as to the price of the DASH Stock on any determination date, including the final determination date.

Class A Common Stock of DoorDash, Inc. (CUSIP 25809K105)	High ($)	Low ($)	Dividends ($)
2020
Fourth Quarter (from December 9 ,2020)	189.51	102.00	-
2021
First Quarter	215.16	125.53	-
Second Quarter	183.91	112.99	-
Third Quarter	222.91	167.33	-
Fourth Quarter (through December 15, 2021)	245.97	155.25	-

We make no representation as to the amount of dividends, if any, that DoorDash, Inc. may pay in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the class A common stock of DoorDash, Inc.

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Principal at Risk Securities

Class A Common Stock of DoorDash, Inc. – Daily Closing Prices December 9, 2020* to December 15, 2021

*The class A common stock of DoorDash, Inc. began trading on December 9, 2020 and therefore has limited historical performance.

This document relates only to the securities referenced hereby and does not relate to the DASH Stock or other securities of DoorDash, Inc. We have derived all disclosures contained in this document regarding DoorDash, Inc. stock from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to DoorDash, Inc. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding DoorDash, Inc. is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the DASH Stock (and therefore the price of the DASH Stock at the time we priced the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning DoorDash, Inc. could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the DASH Stock.

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Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due December 18, 2025, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of ChargePoint Holdings, Inc., the Common Stock of The DoorDash, Inc., the Common Stock of Plug Power Inc. and the Class A Common Stock of Peloton Interactive, Inc.

Principal at Risk Securities

Plug Power Inc. Overview

Plug Power Inc. designs, develops, manufactures and commercializes hydrogen fuel cell systems for electric mobility and stationary power markets. The PLUG Stock is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the Securities and Exchange Commission by Plug Power Inc. pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-34392 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding Plug Power Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the PLUG Stock is accurate or complete.

Information as of market close on December 15, 2021:

Bloomberg Ticker Symbol:	PLUG
Exchange:	Nasdaq
Current Stock Price:	$31.36
52 Weeks Ago:	$28.47
52 Week High (on 1/26/2021):	$73.18
52 Week Low (on 5/10/2021):	$20.07
Current Dividend Yield:	N/A

The following table sets forth the published high and low closing prices of, as well as dividends on, the PLUG Stock for each quarter from January 1, 2018 through December 15, 2021. The closing price of the PLUG Stock on December 15, 2021 was $31.36. The associated graph shows the closing prices of the PLUG Stock for each day from January 1, 2016 through December 15, 2021. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical closing prices of the PLUG Stock may have been adjusted for stock splits and other corporate events. The historical performance of the PLUG Stock should not be taken as an indication of its future performance, and no assurance can be given as to the price of the PLUG Stock on any determination date, including the final determination date.

Common Stock of Plug Power Inc. (CUSIP 72919P202)	High ($)	Low ($)	Dividends ($)
2018
First Quarter	2.42	1.70	-
Second Quarter	2.22	1.77	-
Third Quarter	2.18	1.75	-
Fourth Quarter	1.94	1.01	-
2019			-
First Quarter	2.62	1.26	-
Second Quarter	2.77	2.05	-
Third Quarter	2.82	2.01	-
Fourth Quarter	4.00	2.38	-
2020
First Quarter	5.72	2.76	-
Second Quarter	8.21	3.31	-
Third Quarter	14.13	7.71	-
Fourth Quarter	36.14	14.00	-
2021
First Quarter	73.18	30.78	-
Second Quarter	35.26	20.07	-
Third Quarter	33.31	23.76	-
Fourth Quarter (through December 15, 2021)	44.55	24.32	-

We make no representation as to the amount of dividends, if any, that Plug Power Inc. may pay in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Plug Power Inc.

December 2021 Page 19

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due December 18, 2025, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of ChargePoint Holdings, Inc., the Common Stock of The DoorDash, Inc., the Common Stock of Plug Power Inc. and the Class A Common Stock of Peloton Interactive, Inc.

Principal at Risk Securities

Common Stock of Plug Power Inc. – Daily Closing Prices January 1, 2016 to December 15, 2021

This document relates only to the securities referenced hereby and does not relate to the PLUG Stock or other securities of Plug Power Inc. We have derived all disclosures contained in this document regarding Plug Power Inc. stock from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Plug Power Inc. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding Plug Power Inc. is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the PLUG Stock (and therefore the price of the PLUG Stock at the time we priced the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Plug Power Inc. could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the PLUG Stock.

December 2021 Page 20

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due December 18, 2025, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of ChargePoint Holdings, Inc., the Common Stock of The DoorDash, Inc., the Common Stock of Plug Power Inc. and the Class A Common Stock of Peloton Interactive, Inc.

Principal at Risk Securities

Peloton Interactive, Inc. Overview

Peloton Interactive, Inc. operates an interactive fitness platform. The PTON Stock is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the Securities and Exchange Commission by Peloton Interactive, Inc. pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-39058 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding Peloton Interactive, Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the PTON Stock is accurate or complete.

Information as of market close on December 15, 2021:

Bloomberg Ticker Symbol:	PTON
Exchange:	Nasdaq
Current Stock Price:	$38.50
52 Weeks Ago:	$127.78
52 Week High (on 1/13/2021):	$167.42
52 Week Low (on 12/15/2021):	$38.50
Current Dividend Yield:	N/A

The following table sets forth the published high and low closing prices of, as well as dividends on, the common stock of PTON for each quarter from September 26, 2019 through December 15, 2021. The closing price of the PTON Stock on December 15, 2021 was $38.50. The associated graph shows the closing prices of the common stock of PTON for each day from September 26, 2019 through December 15, 2021. The class A common stock of Peloton Interactive, Inc. began trading on September 26, 2019 and therefore has limited historical performance. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical closing prices of the PTON Stock may have been adjusted for stock splits and other corporate events. The historical performance of the PTON Stock should not be taken as an indication of its future performance, and no assurance can be given as to the price of the PTON Stock at any time, including on the determination dates.

Class A Common Stock of Peloton Interactive, Inc. (CUSIP 70614W100)	High ($)	Low ($)	Dividends ($)
2019
Third Quarter (from September 26, 2019)	25.76	25.10	-
Fourth Quarter	36.84	21.08	-
2020
First Quarter	33.47	19.51	-
Second Quarter	58.43	26.74	-
Third Quarter	100.47	58.53	-
Fourth Quarter	162.76	100.01	-
2021
First Quarter	167.42	101.35	-
Second Quarter	126.92	82.62
Third Quarter	126.43	85.40
Fourth Quarter (through December 15, 2021)	96.60	38.50

We make no representation as to the amount of dividends, if any, that Peloton Interactive, Inc. may pay in the future. In any event, as an investor in the Contingent Income Auto-Callable Securities, you will not be entitled to receive dividends, if any, that may be payable on the class A common stock of Peloton Interactive, Inc.

December 2021 Page 21

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due December 18, 2025, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of ChargePoint Holdings, Inc., the Common Stock of The DoorDash, Inc., the Common Stock of Plug Power Inc. and the Class A Common Stock of Peloton Interactive, Inc.

Principal at Risk Securities

Class A Common Stock of Peloton Interactive, Inc. – Daily Closing Prices September 26, 2019* to December 15, 2021

*The PTON stock began trading on September 26, 2019 and therefore has limited historical performance.

This document relates only to the securities referenced hereby and does not relate to the PTON Stock or other securities of Peloton Interactive, Inc. We have derived all disclosures contained in this document regarding Peloton Interactive, Inc. stock from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Peloton Interactive, Inc. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding Peloton Interactive, Inc. is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the PTON Stock (and therefore the price of the PTON Stock at the time we priced the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Peloton Interactive, Inc. could affect the value received with respect to the securities and therefore the value of the securities.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the PTON Stock.

December 2021 Page 22

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due December 18, 2025, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of ChargePoint Holdings, Inc., the Common Stock of The DoorDash, Inc., the Common Stock of Plug Power Inc. and the Class A Common Stock of Peloton Interactive, Inc.

Principal at Risk Securities

Additional Terms of the Securities

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying product supplement or prospectus, the terms herein shall control.
Underlying stocks:	The accompanying product supplement refers to the underlying stocks as the “underlying shares.”
Underlying stock issuer:

With respect to the CHPT Stock, ChargePoint Holdings, Inc.

With respect to the DASH Stock, DoorDash, Inc.

With respect to the PLUG Stock, Plug Power Inc.

With respect to the PTON Stock, Peloton Interactive, Inc.

The accompanying product supplement refers to each underlying stock issuer as an “underlying company.”

Jump securities with auto-callable feature:	The accompanying product supplement refers to these jump securities with auto-callable feature as the “auto-callable securities.”
Postponement of maturity date:

If the final determination date is postponed due to a non-trading day or certain market disruption events so that it falls less than two business days prior to the scheduled maturity date, the maturity date will be postponed to the second business day following that final determination date as postponed, and no adjustment will be made to the payment at maturity paid on such postponed date.

Antidilution adjustments:

The following replaces in its entirety the portion of the section entitled “Antidilution Adjustments” in the accompanying product supplement for auto-callable securities from the start of paragraph 5 to the end of such section.

5. If (i) there occurs any reclassification or change of the underlying stock, including, without limitation, as a result of the issuance of any tracking stock by the underlying stock issuer, (ii) the underlying stock issuer or any surviving entity or subsequent surviving entity of the underlying stock issuer (the “successor corporation”) has been subject to a merger, combination or consolidation and is not the surviving entity, (iii) any statutory exchange of securities of the underlying stock issuer or any successor corporation with another corporation occurs (other than pursuant to clause (ii) above), (iv) the underlying stock issuer is liquidated, (v) the underlying stock issuer issues to all of its shareholders equity securities of an issuer other than the underlying stock issuer (other than in a transaction described in clause (ii), (iii) or (iv) above) (a “spin-off event”) or (vi) a tender or exchange offer or going-private transaction is consummated for all the outstanding shares of the underlying stock (any such event in clauses (i) through (vi), a “reorganization event”), the method of determining whether an early redemption has occurred and the amount payable upon an early redemption date or at maturity for each security will be as follows:

●Upon any determination date following the effective date of a reorganization event and prior to the final determination date: If the exchange property value (as defined below) is greater than or equal to the call threshold level, and the determination closing price (or exchange property value, if applicable) of each other underlying stock is also greater than or equal to its call threshold level, the securities will be automatically redeemed for the relevant early redemption payment.

●Upon the final determination date, if the securities have not previously been automatically redeemed, the payment at maturity per security will equal:

➢If the exchange property value on the final determination date is greater than or equal to the respective call threshold level, and the final share price (or exchange property value, if applicable) of each other underlying stock is greater than or equal to the respective call threshold level: $3,000; or

➢If the exchange property value on the final determination date is less than the call threshold level, or if the final share price (or exchange property value, if applicable) of any other underlying stock is less than the respective call threshold

December 2021 Page 23

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due December 18, 2025, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of ChargePoint Holdings, Inc., the Common Stock of The DoorDash, Inc., the Common Stock of Plug Power Inc. and the Class A Common Stock of Peloton Interactive, Inc.

Principal at Risk Securities

level, but the exchange property value is greater than or equal to the respective downside threshold level, and the final share price (or exchange property value, if applicable) of each other underlying stock is greater than or equal to the respective downside threshold level: $1,000; or

➢If the exchange property value on the final determination date is less than the respective downside threshold level, or if the final share price (or exchange property value, if applicable) of any other underlying stock is less than its respective downside threshold level:

➢          If the worst performing underlying stock has not undergone a reorganization event as described in paragraph 5 above: (i) the stated principal amount multiplied by (ii) the share performance factor of the worst performing underlying stock.

➢          If the worst performing underlying stock has undergone a reorganization event as described in paragraph 5 above: (i) the stated principal amount multiplied by (ii) the share performance factor of the worst performing underlying stock. For purposes of calculating the share performance factor, the “final share price” of the worst performing underlying stock will be deemed to equal the cash value, determined as of the final determination date, of the securities, cash or any other assets distributed to holders of the worst performing underlying stock in or as a result of any such reorganization event, including (A) in the case of the issuance of tracking stock, the reclassified share of such worst performing underlying stock, (B) in the case of a spin-off event, the share of such worst performing underlying stock with respect to which the spun-off security was issued, and (C) in the case of any other reorganization event where such worst performing underlying stock continues to be held by the holders receiving such distribution, such worst performing underlying stock (collectively, the “exchange property”), per share of such worst performing underlying stock times the adjustment factor for such worst performing underlying stock on the final determination date.

In the event exchange property consists of securities, those securities will, in turn, be subject to the antidilution adjustments set forth in paragraphs 1 through 5.

For purposes of determining whether or not the exchange property value is less than the call threshold level or downside threshold level, “exchange property value” means (x) for any cash received in any reorganization event, the value, as determined by the calculation agent, as of the date of receipt, of such cash received for one share of such underlying stock, as adjusted by the adjustment factor for such underlying stock at the time of such reorganization event, (y) for any property other than cash or securities received in any such reorganization event, the market value, as determined by the calculation agent in its sole discretion, as of the date of receipt, of such exchange property received for one share of such underlying stock, as adjusted by the adjustment factor for such underlying stock at the time of such reorganization event, and (z) for any security received in any such reorganization event, an amount equal to the closing price, as of the day on which the exchange property value is determined, per share of such security multiplied by the quantity of such security received for each share of such underlying stock, as adjusted by the adjustment factor for such underlying stock at the time of such reorganization event.

For purposes of paragraph 5 above, in the case of a consummated tender or exchange offer or going-private transaction involving consideration of particular types, exchange property shall be deemed to include the amount of cash or other property delivered by the offeror in the tender or exchange offer (in an amount determined on the basis of the rate of exchange in such tender or exchange offer or going-private transaction). In the event of a tender or exchange offer or a going-private transaction with respect to exchange property in which an offeree may elect to receive cash or other property, exchange property shall be deemed to include the kind and amount of cash and other property received by offerees who elect to receive cash.

Following the occurrence of any reorganization event referred to in paragraph 5 above, all

December 2021 Page 24

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due December 18, 2025, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of ChargePoint Holdings, Inc., the Common Stock of The DoorDash, Inc., the Common Stock of Plug Power Inc. and the Class A Common Stock of Peloton Interactive, Inc.

Principal at Risk Securities

references in this offering document and in the related product supplement with respect to the securities to “the underlying stock” shall be deemed to refer to the exchange property and references to a “share” or “shares” of the underlying stock shall be deemed to refer to the applicable unit or units of such exchange property, unless the context otherwise requires.

No adjustment to an adjustment factor will be required unless such adjustment would require a change of at least 0.1% in the adjustment factor then in effect. The adjustment factor resulting from any of the adjustments specified above will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward. Adjustments to the adjustment factors will be made up to the close of business on the final determination date.

No adjustments to the adjustment factors or method of calculating the adjustment factors will be required other than those specified above. The adjustments specified above do not cover all events that could affect the determination closing price or the final share price of an underlying stock, including, without limitation, a partial tender or exchange offer for an underlying stock.

The calculation agent shall be solely responsible for the determination and calculation of any adjustments to the adjustment factors or method of calculating the adjustment factors and of any related determinations and calculations with respect to any distributions of stock, other securities or other property or assets (including cash) in connection with any corporate event described in paragraphs 1 through 5 above, and its determinations and calculations with respect thereto shall be conclusive in the absence of manifest error.

The calculation agent will provide information as to any adjustments to the adjustment factors or to the method of calculating the amount payable at maturity of the securities made pursuant to paragraph 5 above upon written request by any investor in the securities.

Denominations:	$1,000 per security and integral multiples thereof
Trustee:	The Bank of New York Mellon
Calculation agent:	MS & Co.
Issuer notice to registered security holders, the trustee and the depositary:

In the event that the maturity date is postponed due to postponement of the final determination date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the maturity date has been rescheduled (i) to each registered holder of the securities by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile, confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to the depositary by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the maturity date, the business day immediately preceding the scheduled maturity date and (ii) with respect to notice of the date to which the maturity date has been rescheduled, the business day immediately following the final determination date as postponed.

In the event that the securities are subject to early redemption, the issuer shall, (i) on the business day following the applicable determination date, give notice of the early redemption of the securities and the applicable early redemption payment, including specifying the payment date of the applicable amount due upon the early redemption, (x) to each registered holder of the securities by mailing notice of such early redemption by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (y) to the trustee by facsimile, confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (z) to the depositary by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid and (ii) on or prior to the early redemption date, deliver the aggregate cash amount due with respect to the securities to the trustee for delivery to the depositary, as holder of the securities. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash,

December 2021 Page 25

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due December 18, 2025, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of ChargePoint Holdings, Inc., the Common Stock of The DoorDash, Inc., the Common Stock of Plug Power Inc. and the Class A Common Stock of Peloton Interactive, Inc.

Principal at Risk Securities

if any, to be delivered with respect to each stated principal amount of the securities, on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date, and (ii) deliver the aggregate cash amount due with respect to the securities, if any, to the trustee for delivery to the depositary, as holder of the securities, on the maturity date.

December 2021 Page 26

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due December 18, 2025, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of ChargePoint Holdings, Inc., the Common Stock of The DoorDash, Inc., the Common Stock of Plug Power Inc. and the Class A Common Stock of Peloton Interactive, Inc.

Principal at Risk Securities

Additional Information About the Securities

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Information:
Minimum ticketing size:	$1,000 / 1 security
Tax considerations:

Although there is uncertainty regarding the U.S. federal income tax consequences of an investment in the securities due to the lack of governing authority, in the opinion of our counsel, Davis Polk & Wardwell LLP, under current law, and based on current market conditions, a security should be treated as a single financial contract that is an “open transaction” for U.S. federal income tax purposes.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Taxation” in the accompanying product supplement for auto-callable securities, the following U.S. federal income tax consequences should result based on current law:

￭A U.S. Holder should not be required to recognize taxable income over the term of the securities prior to settlement, other than pursuant to a sale or exchange.

￭Upon sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the securities. Such gain or loss should be long-term capital gain or loss if the investor has held the securities for more than one year, and short-term capital gain or loss otherwise.

In 2007, the U.S. Treasury Department and the Internal Revenue Service (the “IRS”) released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” rule, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

As discussed in the accompanying product supplement for auto-callable securities, Section 871(m) of the Internal Revenue Code of 1986, as amended, and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2023 that do not have a delta of one with respect to any Underlying Security. Based on our determination that the securities do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the securities should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If withholding is required, we will not be required to pay any additional

December 2021 Page 27

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due December 18, 2025, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of ChargePoint Holdings, Inc., the Common Stock of The DoorDash, Inc., the Common Stock of Plug Power Inc. and the Class A Common Stock of Peloton Interactive, Inc.

Principal at Risk Securities

amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

Both U.S. and non-U.S. investors considering an investment in the securities should read the discussion under “Risk Factors” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for auto-callable securities and consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the issues presented by the aforementioned notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

The discussion in the preceding paragraphs under “Tax considerations” and the discussion contained in the section entitled “United States Federal Taxation” in the accompanying product supplement for auto-callable securities, insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitute the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

Use of proceeds and hedging:

The proceeds from the sale of the securities will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per security issued, because, when we enter into hedging transactions in order to meet our obligations under the securities, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the securities borne by you and described beginning on page 5 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the securities.

On or prior to the pricing date, we will hedge our anticipated exposure in connection with the securities by entering into hedging transactions with our affiliates and/or third-party dealers. We expect our hedging counterparties to take positions in the underlying stocks, in futures and/or options contracts on the underlying stocks, or positions in any other available securities or instruments that they may wish to use in connection with such hedging. Such purchase activity could potentially increase the initial share price of an underlying stock, and, therefore, could increase (i) the value at or above which such underlying stock must close on the determination dates so that the securities are redeemed prior to maturity for the early redemption payment (depending also on the performance of the other underlying stocks) and (ii) the downside threshold level for such underlying stock, which is the value at or above which such underlying stock must close on the final determination date so that you are not exposed to the negative performance of the worst performing underlying stock at maturity (depending also on the performance of the other underlying stocks). These entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final determination date approaches. Additionally, our hedging activities, as well as our other trading activities, during the term of the securities could potentially affect the value of any underlying stock on the determination dates, and, accordingly, whether we redeem the securities prior to maturity and the amount of cash you will receive at maturity, if any (depending also on the performance of the other underlying stocks). For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying product supplement for auto-callable securities.

Additional considerations:

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest:

MS & Co. expects to sell all of the securities that it purchases from us to an unaffiliated dealer at a price of $997.50 per security, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per security. MS & Co. will not receive a sales commission with respect to the securities.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement for auto-callable securities.

December 2021 Page 28

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due December 18, 2025, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of ChargePoint Holdings, Inc., the Common Stock of The DoorDash, Inc., the Common Stock of Plug Power Inc. and the Class A Common Stock of Peloton Interactive, Inc.

Principal at Risk Securities

Validity of the securities:

In the opinion of Davis Polk & Wardwell LLP, as special counsel to MSFL and Morgan Stanley, when the securities offered by this pricing supplement have been executed and issued by MSFL, authenticated by the trustee pursuant to the MSFL Senior Debt Indenture (as defined in the accompanying prospectus) and delivered against payment as contemplated herein, such securities will be valid and binding obligations of MSFL and the related guarantee will be a valid and binding obligation of Morgan Stanley, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (ii) any provision of the MSFL Senior Debt Indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of Morgan Stanley’s obligation under the related guarantee. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the MSFL Senior Debt Indenture and its authentication of the securities and the validity, binding nature and enforceability of the MSFL Senior Debt Indenture with respect to the trustee, all as stated in the letter of such counsel dated November 16, 2020, which is Exhibit 5-a to the Registration Statement on Form S-3 filed by Morgan Stanley on November 16, 2020.

Where you can find more information:

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement for auto-callable securities) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for auto-callable securities and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. You may get these documents without cost by visiting EDGAR on the SEC web site at.www.sec.gov. Alternatively, Morgan Stanley, MSFL, any underwriter or any dealer participating in the offering will arrange to send you the prospectus, the product supplement for auto-callable securities if you so request by calling toll-free 1-(800)-584-6837.

You may access these documents on the SEC web site at.www.sec.gov as follows:

Product Supplement for Auto-Callable Securities dated November 16, 2020

Prospectus dated November 16, 2020

Terms used but not defined in this document are defined in the product supplement for auto-callable securities or in the prospectus.

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